UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2021

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 12, 2021, Quotient Limited (the “Company” and, together with its consolidated subsidiaries, “we”, “us” and “our”) announced that Ali Kiboro, age 46, will be appointed as its Chief Financial Officer, effective as of November 1, 2021 (the “transition date”). As we previously reported, Peter Buhler, our current Chief Financial Officer, has resigned from his position as Chief Financial Officer, effective as of the date his replacement is appointed. Thereafter, Mr. Buhler will support us during the transitional phase, as needed, before leaving the Company at year-end.

Mr. Kiboro brings over 20 years of experience in global finance and has been a key driver of operational excellence in a career spanning healthcare and manufacturing. From 2009 to 2021, Mr. Kiboro was employed at Quest Diagnostics Incorporated (“Quest”) (NYSE: DGX) where he most recently served as Vice President, Finance supporting the Commercial organization. Over a 12-year career at Quest, Mr. Kiboro assumed finance positions of increasing responsibility supporting Quest’s strategy around Hospitals, Health Plans, Global Markets, Oncology and Anatomic Pathology, Professional Lab Services and Clinical Trials. From 1997 to 2009, Mr Kiboro held a variety of roles with General Motors Corporation. Mr. Kiboro received a Masters of Business Administration in Finance from The Wharton School at the University of Pennsylvania and a Bachelors degree in Finance from Duquesne University.

With respect to the disclosure required by Item 401(b) of Regulation S-K, there are no arrangements or understandings between Mr. Kiboro and any other person pursuant to which he will assume the role of our principal financial officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Kiboro and any of our directors or executive officers. With respect to Item 404(a) of Regulation S-K, except as described herein, there are no relationships or related transactions between Mr. Kiboro and us that would be required to be reported.

In connection with Mr. Kiboro’s appointment as our Chief Financial Officer, on October 9, 2021, we entered into an employment agreement with Mr. Kiboro (the “Employment Agreement”), which sets forth the terms and conditions under which Mr. Kiboro will serve in this position. The Employment Agreement was approved by the Board. The Employment Agreement has no specific term and continues until terminated in accordance with the terms therein.

We may terminate Mr. Kiboro’s employment with or without “Cause” (as defined in the Employment Agreement). Mr. Kiboro is required to provide at least six months’ advance written notice to us if he terminates his employment. If we terminate Mr. Kiboro’s employment other than for Cause, we must provide six months’ advance written notice to Mr. Kiboro, and he will be entitled to receive, subject to certain conditions, the base salary and certain employee benefits then in effect through and including the day of termination. During the period of his employment and for a period of one year following any termination of his employment, Mr. Kiboro will be obligated to (i) refrain from engaging in competition with us, our subsidiaries and our affiliates; and (ii) refrain from soliciting any of our (or our subsidiaries’ or affiliates’) employees, suppliers or customers.

Pursuant to the Employment Agreement, Mr. Kiboro will, among others, be entitled to the following:

•	a base salary of Swiss Francs (CHF) 395,000 per annum, which will be first subject to review in 2023 and on an annual basis thereafter, subject to increase by the Board in its sole discretion;

•	eligibility to receive employee benefits that are customary for other senior executives of the Company located in Switzerland;

•	eligibility to receive discretionary annual cash bonus of up to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals;

•

subject to the condition that Mr. Kiboro forfeits his yearly cash bonus due to him by Mr. Kiboro’s previous employer, Quest, our payment to him, in the first quarter of calendar year 2022, of a lump sum amount equivalent to the value lost for the current year through to the time of his departure from Quest; and

•	our payment to Mr. Kiboro of a “sign on” bonus equal to CHF 200,000 in the first quarter of calendar year 2022.

In addition, in connection with the appointment of Mr. Kiboro as our Chief Financial Officer, on the transition date, we will grant the following awards to Mr. Kiboro, which will be issued outside of our 2014 Stock Incentive Plan, as amended, and which were approved by the Board and the Remuneration Committee of the Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Mr. Kiboro’s entering into employment with us: (i) performance restricted stock units (“PSUs”) equal in value to CHF 393,750 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date (the “Sign-On PSUs”); (ii) restricted stock units (“RSUs”) equal in value to CHF 236,250 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date (the “Sign-On RSUs”); and (iii) options equal in value to CHF 157,500 with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date (the “Sign-On Share Options”). The Sign-On Share Options will have a term of ten years and will be forfeited if not exercised before the expiration of their term. In addition, in the event Mr. Kiboro’s employment is terminated, any Sign-On PSUs, Sign-On RSUs or Sign-On Share Options not vested shall be forfeited upon termination.

The number of shares underlying the Sign-On Share Options will be determined using a Black-Scholes calculation based on the closing sales price of the Company’s ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date.

The PSUs, RSUs and options will vest as following:

•

The Sign-On PSUs will vest on the third anniversary of the date of grant up to a maximum of 150% of the target fair market value of the Sign-On PSUs, based on the level of achievement of specific performance criteria.

•	The Sign-On RSUs will vest in three years, with 50% vesting on the first anniversary of the date of grant, and 25% vesting on each of the second and third anniversaries of the date of grant.

•	The Sign-On Share Options will vest in three equal annual installments on the first, second and third anniversaries of the date of grant.

Mr. Kiboro may also be eligible to participate in our 2014 Stock Incentive Plan, as amended, to receive PSUs, RSUs and share options based on the level of achievement of certain performance criteria and objectives, in an amount having a grant date fair value of approximately 150% of his base salary.

The Company has agreed to indemnify Mr. Kiboro to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

The Company and Mr. Kiboro have also agreed to enter into a change of control agreement (the “CoC Agreement”) on the transition date. The purpose of the CoC Agreement will be to establish certain protections for Mr. Kiboro upon a qualifying termination of his employment in connection with a change of control of the Company.

The CoC Agreement will provide that, if Mr. Kiboro’s employment is terminated without “Cause” (as defined in the CoC Agreement) or Mr. Kiboro terminates his employment for “Good Reason” (as defined in the CoC Agreement) and, in either case, such termination occurs within 24 months following a “Change of Control” (as defined in the CoC Agreement), then, subject to Mr. Kiboro signing and not revoking a release and waiver of claims, he will receive a lump sum payment of the following:

•

any accrued obligations owed to Mr. Kiboro, which include: (i) any of Mr. Kiboro’s annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of his termination of employment that remains unpaid; and (iii) any expense reimbursement due to Mr. Kiboro on or prior to the date of termination that remains unpaid; and

•

a cash payment equal to 150% of the sum of his base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in his annual base salary that may constitute “Good Reason” under the CoC Agreement.

In addition, any then outstanding, unvested equity awards that were originally issued to Mr. Kiboro prior to the Change of Control will fully vest and, if applicable, become exercisable immediately prior to such a termination. The CoC Agreement will expire on the third anniversary of the transition date and will automatically renew for successive one year terms unless the Board of Directors provides written notice of expiration of the CoC Agreement at least 90 days prior to the third anniversary of the transition date or the applicable anniversary thereof.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated October 9, 2021, between the Company and Ali Kiboro

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 12, 2021

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Chief Executive Officer